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                                                                     EXHIBIT (j)




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 10, 2001, relating to the financial statements and financial highlights which appear in the October 31, 2001 Annual Report to Shareholders of the Schwab MarketManager Growth Portfolio, Schwab MarketManager Balanced Portfolio, Schwab MarketManager Small Cap Portfolio, and the Schwab MarketManager International Portfolio (which, effective with this Registration Statement, will be known as the Schwab U.S. MarketMasters Fund, Schwab Balanced MarketMasters Fund, Schwab Small-Cap MarketMasters Fund, and the Schwab International MarketMasters Fund, respectively), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP

San Francisco, California
May 24, 2002